As filed with the Securities and Exchange Commission on February 2, 2006
                  Registration No. 333-______________________

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
-----------------------------------------------------------------

                            FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                             1933
-----------------------------------------------------------------

                  PATRIOT TRANSPORTATION HOLDING, INC.

     FLORIDA                                           59-2924957
     (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)          Identification No.)

     1801 Art Museum Drive
     Jacksonville, Florida                           32207
     (Address of principal executive offices)     (Zip code)
-----------------------------------------------------------------


                 PATRIOT TRANSPORTATION HOLDING, INC.
                       2006 STOCK INCENTIVE PLAN
                        (Full title of the plan)
-----------------------------------------------------------------


                       Ray M. Van Landingham
               Vice President and Chief Financial Officer
                       1801 Art Museum Drive
                     Jacksonville, Florida 32207
             (Name and address of agent for service)
                          904-396-5733
             (Telephone number, including area code,
                      of agent for service)
-----------------------------------------------------------------

                            Copies to:
                        Daniel B. Nunn, Jr.
                         McGuireWoods LLP
                      50 North Laura Street
                            Suite 3300
                    Jacksonville, Florida 32202
-----------------------------------------------------------------

                     CALCULATION OF REGISTRATION FEE

----------------------   ------------------  ----------  -----------

Title of each class      Amount to be        Proposed     Amount of
of securities 	         Registered (1)      maximum	  registration
to be Registered                             aggregate	  fee
					     offering
                                             price (2)
----------------------   ------------------  -----------  ----------

Common Stock, par value  300,000            $ 19,168,500  $2,052.00
$.10 value per share
(including preferred
share purchase
rights)
======================   ==================  ============ ==========

  (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

  (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sale price of Patriot common stock as reported by NASDAQ on January 31, 2006.

                             EXPLANATORY NOTE
			     ________________

     This registration statement registers shares of common stock, par value $0.10 per share (the "Common Stock"), of Patriot Transportation Holding, Inc. (the "Company") that may be issued and sold under the Patriot Transportation Holding, Inc. 2006 Stock Incentive Plan (the "Plan").

                                   PART 1
				   ______

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
	 ____________________________________________________

Item 1.     Plan Information.*
_____________________________

Item 2. Registrant Information and Employee Plan Annual
Information.*
_______________________________________________________

* The documents containing the information specified in Part 1 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II
				  _______

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
	   __________________________________________________

Item 3. Incorporation of Documents by Reference.
_______________________________________________

     The following documents previously filed or to be filed with the SEC are incorporated by reference in this registration statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (the "Annual Report"); and

          (b) Other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the
"Exchange Act") since the end of the fiscal year covered by the Annual Report.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
_________________________________

      Articles III, VII, and XIII of the Amended Articles of Incorporation of the Company previously filed with the
Registration Statement on Form S-4 (File No. 33-26115) as amended, pursuant to the Articles of Amendment to the Articles of Incorporation previously as an exhibit to the Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 33-26115) are incorporated by reference in this Registration Statement on Form S-8.

Item 5. Interests of Named Experts and Counsel.
______________________________________________

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
__________________________________________________

     Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act, brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contedere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     With respect to any action threatened, pending or contemplated in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Section 607.0850 of the Florida Business Corporation Act also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

          (a) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;

          (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c) by independent legal counsel selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

          (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Section 607.0850 of the Florida Business Corporation Act also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. The Registrant maintains an insurance policy which insures directors and officers of the Registrant against amounts the directors or officers are obligated to pay in respect of their respective legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, includes damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

     The Articles of Incorporation of the Company provide for indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

     Article X of the Articles of Incorporation of Patriot
Transportation Holding, Inc., provides as follows:

     "1. The corporation shall indemnify and hold harmless each person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

     2. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     3. The corporation, its directors, officers, employees and agent shall be fully protected in taking any action or making any payment under this Article X or refusing to do so, in reliance upon the advice of counsel.

     4. In addition to the foregoing provisions, this corporation shall indemnify each person or party described in paragraph A of this Article X to the fullest extent permitted by
Section 607.014, Florida Statutes.

     5. If any part of this Article X shall be found in any proceeding to be invalid or ineffective, the remaining provisions shall not be affected."

Item 7.  Exemption from Registration Claimed.
____________________________________________

     Not applicable.

Item 8.  Exhibits.
_________________

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to prior filings are incorporated by reference and made a part of this Registration Statement.

Item 9.  Undertakings.
_____________________

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 1, 2006.

                            PATRIOT TRANSPORTATION HOLDING, INC.
                                (Registrant)

                            By:/s/ John E. Anderson
			       _________________________________
                                Name: John E. Anderson
                                Title:   President and Chief
		                         Executive Officer


                           POWER OF ATTORNEY
			   _________________

     Each of the undersigned officers and directors of Patriot Transportation Holding, Inc., a Florida corporation, hereby constitutes and appoints John E. Anderson and Ray M. Van Landingham and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature           Title             Signature         Title


/s/ John E. Anderson		      /s/ Luke E. Fichthorn III
_____________________________	      ___________________________
John E. Anderson, President           Luke E. Fichthorn III, Director
and Chief Executive Officer           Date:  February 1, 2006
(Principal Executive Officer)
and Director
Date: February 1, 2006

/s/ Edward L. Baker 		      /s/ John D. Klopfenstein
_____________________________	      ___________________________
Edward L. Baker, Director             John D. Klopfenstein, Controller
Date: February 1, 2006                and Chief Accounting Officer
                                      (Principal Accounting
                                      Officer)
                                      Date: February 1, 2006


/s/ John D. Baker II		      /s/ Robert H. Paul
_____________________________         ___________________________
John D. Baker II, Director            Robert H. Paul III, Director
Date: February 1, 2006                Date: February 1, 2006



/s/ Thompson S. Baker II	     /s/ H. W. Shad III
_____________________________	     ____________________________
Thompson S. Baker II, Director       H. W. Shad III, Director
Date: February 1, 2006               Date: February 1, 2006



/s/ Charles E. Commander III	     /s/ Martin E. Stein, Jr.
_____________________________	     ____________________________
Charles E. Commander III, Director   Martin E. Stein, Jr., Director
Date: February 1, 2006               Date: February 1, 2006



/s/ Ray M. Van Landingham	     /s/ James H. Winston
_____________________________	     ____________________________
Ray M. Van Landingham, Vice          James H. Winston, Director
President, Treasurer, Secretary      Date: February 1, 2006
and Chief Financial
Officer (Principal Financial Officer)
Date: February 1, 2006


     Pursuant to the requirements of the Securities Act of 1933, the Chairman of the Compensation Committee (which administers the Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on February 1, 2006.


                         The   Patriot  Transportation   Holding,
                         Inc. 2006 Stock Incentive Plan


                         By:  /s/ Robert H. Paul III
                            __________________________________
                              Name: Robert H. Paul III
                              Title: Chairman, Compensation
				     Committee

                	  Index to Exhibits

No.	  Description


(3)(a)(1) Articles of Incorporation of Patriot Transportation
          Holding, Inc., incorporated by reference to the corresponding exhibit filed with Form S-4 dated
          December 13, 1988.  File No. 33-26115.

(3)(a)(2) Amendment to the Articles of Incorporation of Patriot
          Transportation Holding, Inc., filed with the Secretary of State of Florida on February 19, 1991 incorporated by reference to the corresponding exhibit filed with Form 10-K for the fiscal year ended September 30, 1993.
          File No. 33-26115.

(3)(a)(3) Amendment to the Articles of Incorporation of Patriot
          Transportation Holding, Inc., filed with the Secretary of State of State of Florida on February 7, 1995, incorporated by reference to an appendix to the Company's Proxy Statement dated December 15, 1994. File
          No. 33-26115.

 (3)(a)(5)Amendment to the Articles of Incorporation of Patriot Transportation Holding, Inc., filed with the
          Florida Secretary of State on May 6, 1999 incorporated by reference to a form of such amendment filed as
          Exhibit 4 to the Company's Form 8-K dated May 5, 1999.
          File No. 33-26115.

(3)(a)(6) Amendment to the Articles of Incorporation of Patriot
          Transportation Holding, Inc., filed with the Secretary of State of Florida on February 21, 2000, incorporated by reference to the corresponding exhibit filed with Form 10-Q for the quarter ended March 31, 2000. File
          No. 33-26115.

(3)(b)(1) Amended and Restated Bylaws of Patriot Transportation
          Holding, Inc., adopted August 3, 2005, incorporated by reference to Exhibit 3.1 to the Form 8-K dated August
          3, 2005.

(4)(a)    Articles III, VII and XII of the Articles of
          Incorporation of Patriot Transportation Holding, Inc., incorporated by reference to an exhibit filed with Form
          S-4 dated December 13, 1998; Amended Article III, incorporated by reference to an exhibit filed with Form
          10-K for the fiscal year ended September 30, 1993; and Articles XIII and XIV, incorporated by reference to an appendix filed with the Company's Proxy Statement dated
          December 15, 1994. File No. 33-26115.

(4)(b)    Specimen stock certificate of Patriot Transportation
          Holding, Inc., incorporated by reference to an exhibit filed with Form S-4 dated December 13, 1988.

(4)(c)    Rights Agreement, dated as May 5, 1999 between the
          Company and First Union National Bank, incorporated by reference to Exhibit 4 of the Company's Form 8-K dated
          May 5, 1999. File No. 33-26115.

5.1       Opinion of Counsel.

23.1      Consent of PricewaterhouseCoopers LLP.
